Exhibit 107

EXHIBIT 107: CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

ELLINGTON FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c), 457(f)(1)	11,711,240	(1)	N/A	$149,181,591.52	(2)	0.00011020	$16,439.82
Fees to Be Paid	Equity	7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share	457(c), 457(f)(1)	379,668	(3)	N/A	$7,204,200.30	(4)	0.00011020	$793.90
Fees to Be Paid	Equity	8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share	457(c), 457(f)(1)	957,133	(5)	N/A	$22,014,059.00	(6)	0.00011020	$2,425.95
	Total Offering Amounts						$178,399,850.82			$19,659.67
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$19,659.67

(1)	Represents the estimated maximum number of shares of common stock, $0.001 par value per share (“EFC Common Stock”), of Ellington Financial Inc. (“EFC”) to be issuable upon the completion of the merger described herein. The number of shares of EFC Common Stock being registered is based on (a) the sum of 28,360,447 shares of Class A common stock, $0.01 par value per share (“Arlington Common Stock”), of Arlington Asset Investment Corp. (“Arlington”), outstanding as of July 12, 2023 (including 828,127 shares of Arlington Common Stock underlying Arlington’s restricted stock awards outstanding as of July 12, 2023), 1,000,733 shares of Arlington Common Stock underlying Arlington performance restricted stock units (other than Arlington stock price performance restricted stock units) outstanding as of July 12, 2023, 2,450,980 shares of Arlington Common Stock underlying Arlington stock price performance restricted stock units outstanding as of July 12, 2023 and 548,272 shares of Arlington Common Stock underlying Arlington deferred stock unit awards outstanding as of July 12, 2023, multiplied by (b) an Exchange Ratio of 0.3619 shares of EFC Common Stock for each share of Arlington Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of shares of EFC Common Stock was calculated in accordance with Rule 457(c) under the Securities Act and is based on the product of (x) $4.61 per share (the average of the high and low prices per share of Arlington Common Stock as reported on the New York Stock Exchange on July 11, 2023), multiplied by (y) 32,360,432, the estimated maximum number of shares of Arlington Common Stock that may be converted in the merger described herein.

(3)	Represents the estimated maximum number of shares of 7.00% Series D Cumulative Perpetual Redeemable Preferred Stock, $0.001 par value per share, of EFC (the “EFC Series D Preferred Stock”) to be issuable upon the completion of the merger described herein. The number of shares of EFC Series D Preferred Stock being registered is based on 379,668 shares of 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share, of Arlington (the “Arlington Series B Preferred Stock”), issued and outstanding as of July 12, 2023, which will be converted into the right to receive on a one-for-one basis shares of EFC Series D Preferred Stock upon the completion of the merger described herein.

(4)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of shares of EFC Series D Preferred Stock was calculated in accordance with Rule 457(c) under the Securities Act and is based on the product of (a) $18.975 per share (the average of the high and low prices per share of Arlington Series B Preferred Stock as reported on the New York Stock Exchange on July 12, 2023), multiplied by (b) the 379,668 shares of Arlington Series B Preferred Stock outstanding as of July 12, 2023.

(5)	Represents the estimated maximum number of shares of 8.250% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.001 par value per share, of EFC (the “EFC Series E Preferred Stock”) to be issuable upon the completion of the merger described herein. The number of shares of EFC Series E Preferred Stock being registered is based on 957,133 shares of 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, of Arlington (the “Arlington Series C Preferred Stock”), issued and outstanding as of July 12, 2023, which will be converted into the right to receive on a one-for-one basis shares of EFC Series E Preferred Stock upon the completion of the merger described herein.

(6)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of shares of EFC Series E Preferred Stock was calculated in accordance with Rule 457(c) under the Securities Act and is based on the product of (a) $23.00 per share (the average of the high and low prices per share of Arlington Series C Preferred Stock as reported on the New York Stock Exchange on July 11, 2023), multiplied by (b) the 957,133 shares of Arlington Series C Preferred Stock outstanding as of July 12, 2023.